UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2018 (February 9, 2018)

CHEMBIO DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 9, 2018, Chembio Diagnostics, Inc. (the "Company") and Craig-Hallum Capital Group LLC (the "Underwriter") entered into an underwriting agreement ("Underwriting Agreement") relating to the public offering (the "Offering") of 1,783,760 shares of the Company's common stock ("Common Stock") at a price to the public of $6.75 per share. The net proceeds are expected to be approximately $11.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses. The Offering closed on February 13, 2018.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of the specific dates therein, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company, as well as the Company, entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day "lock-up" period with respect to sales of specified securities of the Company, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Ballard Spahr LLP, Nevada corporate counsel to the Company, regarding the legality of the shares of the Company’s common stock issued in connection with the Offering.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

1.1	Underwriting Agreement, dated February 9, 2018.
5.1	Opinion of Ballard Spahr LLP, dated February 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2018

By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer